United States Intellectual Property Assignment
                          and License Back Agreement


      This United States Intellectual Property Assignment and License Back Agreement (the "Agreement") is made by and between MicroStrategy Incorporated, a Delaware corporation ("MSTR"), and Strategy.com Incorporated, a Delaware corporation ("SDC"). The effective date of this Agreement shall be the date last signed below (the "Effective Date").

                                   Recitals

     WHEREAS, MicroStrategy Incorporated and certain of its subsidiaries desire to realign their worldwide corporate structure in accordance with their separate lines of business, the "Strategy.com Business" and the "MicroStrategy Business"; and

     WHEREAS, the entities now enter into various agreements and make certain mutual promises as described in the "Agreement and Plan of Reorganization" by and among MicroStrategy Incorporated, MicroStrategy International Limited, MicroStrategy International II Limited, Strategy.com Incorporated, and Strategy.com International Limited dated October 17, 2000 to effectuate this realignment and reorganization;

     WHEREAS,   MSTR  has  developed   the  suite  of  software   known  as  the
MicroStrategy   platform  and  other   technology   related  to  a  personalized
information network.

     WHEREAS, MSTR has agreed to assign certain United States intellectual property rights to SDC, subject to a license from SDC to continue its activities involving such intellectual property.

     NOW, THEREFORE, in consideration of the premises set forth above and the covenants set forth below, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                  Agreement

The parties agree to the following:


                                  Article 1.

1.    Definitions.

      As used herein, the following terms have the following meanings:

      1.1 "MSTR Products" means the products of MSTR in existence or in development by MSTR as of the Effective Date, and future MSTR products.

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      1.2   "Subsidiary"  means a corporation  or other legal entity:  (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding publicly traded shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or the other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

      1.3 "Trade Secret" means that information identified as of the Effective Date in Schedule A, along with any other formula, pattern, compilation, program, device, method, technique, or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and
(ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and including any other Trade Secrets that may be added to this agreement by mutual agreement of the parties in writing using a form substantially as shown in Schedule A.

      1.4 "Copyrighted Works" means the works subject to copyright rights associated with the expression of certain ideas embodied in such works identified as of the Effective Date in Schedule A; and including any other copyrights and/or copyrighted works that may be added to this Agreement by mutual agreement of the parties in writing using a form substantially as shown in Schedule A.


                                  Article 2.

                    Trade Secret Assignments and Licenses

      2.1   Trade Secret Assignment.

      Subject to the license in Section 2.2, MSTR hereby assigns, transfers, and sets over to SDC, its lawful successors and assigns, MSTR's entire right, title, and interest in and to the Trade Secrets in the United States.


      2.2   Trade Secret License.

            (a)   License  Grant.  SDC agrees  that in  consideration  for the assignment in Section 2.1, MSTR shall retain a personal, perpetual, nonexclusive and nontransferable, royalty-free license to the Trade Secrets identified in Schedule A for the scope set forth below in the United States.

            (b)   Scope.  The  license  granted  from SDC to MSTR  herein is a license to (i) make, have made, use, lease and sell MSTR Products to the extent that any MSTR Products incorporate any Trade Secrets; (ii) make, have made, use and import other instrumentalities, insofar as such other instrumentalities are involved in or incidental to the development or testing

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of MSTR  Products  that  incorporate  any Trade Secrets which are or have been made, used, leased, owned, sold or imported by MSTR; and (iii) convey to any customer of MSTR with respect to any MSTR Product which is sold or licensed by MSTR to such customer, rights to use and resell such MSTR Product as sold or licensed by MSTR (whether or not as part of a larger combination) in the United States.

            (c) Subsidiaries. The grant of each license from SDC to MSTR hereunder includes the right of MSTR to grant sublicenses within the scope of such license to MSTR'S Subsidiaries for so long as they remain its Subsidiaries. Any such sublicense may be made effective retroactively.

            (d) All rights in and to all changes, developments or improvements by MSTR in the Trade Secrets licensed above shall be the property of SDC to the extent that SDC incorporates such changes, developments or improvements into SDC's commercial products and/or services and those changes, developments or improvements are incorporated into the Trade Secrets licensed above. If SDC does not so incorporate such changes, developments and/or improvements into SDC's commercial products and/or services, then ownership in and to such changes, developments or improvements shall vest in MSTR, provided, however, that as to any such changes, developments or improvements by the MSTR, MSTR hereby grants to SDC a
perpetual,    royalty-free,    nonexclusive,    nontransferable   license   to
manufacture, have manufactured, distribute, use, lease, sell and offer to sell products and/or services utilizing such changes, developments or improvements to the Trade Secrets in the United States, provided, however, that SDC shall not make any use of such changes, developments or improvements in a manner which harms the competitive interests of MSTR.


                                  Article 3.

                      Copyright Assignment and Licenses

      3.1   Copyright Assignment.

      Subject to the license in Section 3.2, MSTR hereby assigns, transfers, and sets over to SDC, its lawful successors and assigns, MSTR's entire right, title, and interest in and to the Copyrighted Works in the United States. The Copyrighted Works will be the sole property of SDC and SDC will have the sole right to determine the treatment of any Copyrighted Work, including the right to keep it as a trade secret, to file registrations for copyright on it in its own name, or to follow any other procedure that SDC deems appropriate in the United States.

      3.2   Copyright License.

            (a) License Grant. SDC agrees that in consideration for the assignment in Section 3.1, MSTR shall retain a personal, nonexclusive and nontransferable, royalty-free license to the Copyrighted Work identified in Schedule A in the United States.

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            (b)   Duration.    All   licenses   granted   herein   under   any
Copyrighted Work shall continue for the entire unexpired term of such Copyrighted Work or for as much of such term as SDC has the right to grant in the United States.

            (c) Scope. The license granted from SDC to MSTR herein is a license to (i) develop and test the Copyrighted Works for the sole purpose of incorporating the Copyrighted Works, or portions thereof, in any MSTR Product and (ii) to make copies of, distribute copies of, publicly perform, publicly display, make derivatives of, use, lease, license and import/export the Copyrighted Works to the extent incorporated in any such MSTR Product and collateral; and (iii) convey to any customer of MSTR with respect to any MSTR Product that incorporates any Copyrighted Work a license to use such Copyrighted Work to the extent incorporated into any MSTR Product and the right to resell such MSTR Product (whether or not as part of a larger combination) in the United States.

            (d) All rights in and to all changes, developments or improvements by MSTR in the Copyrighted Works licensed above shall be the property of SDC to the extent that SDC incorporates such changes, developments or improvements into SDC's commercial products and/or services and those changes, developments or improvements are incorporated into the Copyrighted Works licensed above. If SDC does not so incorporate such changes, developments and/or improvements into SDC's commercial products and/or services, then ownership of all rights in and to such changes, developments or improvements shall vest in MSTR, including all intellectual property rights in and to such changes, developments and/or improvements, provided, however, that as to any such changes, developments or improvements by MSTR, MSTR hereby grants to SDC a perpetual, royalty-free, nonexclusive, nontransferable license to manufacture, have manufactured, distribute, use, lease, sell and offer to sell products and/or services utilizing such changes, developments or improvements to the Copyrighted Works in the United States, provided, however, that SDC shall not make any use of such changes, developments or improvements in a manner which harms the competitive interests of MSTR.

                                  Article 4.

                                 Termination

      4.1 Termination by MSTR. MSTR may terminate any license under this Agreement at any time.

      4.2 Termination by SDC. SDC may terminate this Agreement or any license upon written notice if MSTR breaches this Agreement and fails to correct the breach within thirty (30) days following written notice specifying the breach.

                                  Article 5.

                           Miscellaneous Provisions

      5.1 IP Rights Ownership. MSTR warrants that it owns, free and clear of all liens or encumbrances, or has valid licenses in the IP Rights contained in Schedule A and that it has full legal right to grant to SDC the licenses contained herein.

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      5.2   Indemnification  of SDC.  MSTR  shall  defend  and  indemnify  SDC against and hold SDC harmless from any and all claims that the IP Rights contained in Schedule A infringe a United States patent or copyright of a third party provided that SDC : (i) promptly notifies MSTR in writing of any such claim; (ii) allows MSTR to have sole control of the defense and all
related   settlement   negotiations;   and  (iii)   provides   MSTR  with  the
information,   authority   and   assistance   necessary  to  perform  MSTR  's
obligations under this Section.

      5.3 Excluded Claims. Notwithstanding Section 5.2 above, MSTR shall not be liable to SDC for any claim arising from or based upon the combination, operation or use of any MicroStrategy Platform product with equipment, data or programming not supplied by MSTR (including the SDC software and services) or for other than an intended purpose as set forth in the User Documentation, or arising from any alteration or modification of the MicroStrategy Platform product, if the claim would not have arisen without such alteration or modification.

      5.4 Indemnification of MSTR. SDC shall defend and indemnify MSTR (including paying all reasonable attorneys' fees and costs of litigation) against and hold MSTR harmless from any and all claims by any other party resulting from SDC's negligent or tortious acts, omissions or misrepresentations relating to the marketing, sublicensing, distribution, demonstration, evaluation or use of the MicroStrategy Platform products, regardless of the form of action provided that MSTR: (i) promptly notifies SDC in writing of any such claim; (ii) allows SDC to have sole control of the defense and all related settlement negotiations; and (iii) provides SDC with the information, authority and assistance necessary to perform SDC 's obligations under this Section.

      5.5   Disclaimer.

      Neither MSTR nor any of its Subsidiaries makes any representations, extends any warranties of any kind, assumes any responsibility or obligations whatever, or confers any right by implication, estoppel or otherwise, other than the rights herein expressly granted.

      5.6 Nonassignability. Neither party may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing to the contrary, either party may assign any of its rights or obligations hereunder to any one or more of its Subsidiaries. Each party acknowledges that it shall continue to be obligated if and to the extent that a permitted assignee under this paragraph fails to perform the obligations that such party has assigned. Any attempted assignment in violation of this paragraph without consent shall be null and void.

      5.7   Addresses.        Any  notice  or  other  communication  hereunder
shall be sufficiently given to SDC when sent by certified mail addressed to Strategy.com Incorporated, Attn: CEO, 8000 Towers Crescent Drive, Vienna Virginia 22182 or to MSTR when sent by certified mail addressed to MicroStrategy Incorporated, Attn: General Counsel, 8000 Towers Crescent Drive, Vienna Virginia 22182.

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      5.8   Integration.      This Agreement  sets forth the entire  agreement
and understanding between the parties as to the subject matter hereof and merges all prior discussions between them. Neither of the parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the party to be bound thereby.

      5.9   Dispute Resolution.

            (a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a panel of three arbitrators selected by the parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

            (b) Any award made (i) shall be an award affording such remedy as is deemed equitable, just and within the scope of this Agreement; (ii) shall be with findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

            (c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is now empowered to act or make any award other than based solely on the rights and obligations of the parties prior to any such termination.

            (d) The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Agreement.

            (e) This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Virginia exclusive of its conflict of laws provisions and the place of mediation and arbitration shall be Fairfax County.

            (f) Each party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

            (g) A request by a party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

            (h) The arbitrator shall not have authority to award punitive or other damages in excess of compensatory.

            (i) The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

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      In Witness Whereof,  each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.



MicroStrategy Incorporated                Strategy.com Incorporated
Signed: /s/Eric F. Brown                  Signed: /s/Eric F. Brown
Name:   Eric F. Brown                     Name:   Eric F. Brown
Title:  CFO                               Title:  CFO
Dated:  10/17/2000                        Dated:  10/17/2000


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